                                                                    EXHIBIT 4.01

                                HNC SOFTWARE INC.

                      NON-QUALIFIED STOCK OPTION AGREEMENT

         This Non-Qualified Stock Option Agreement (this "AGREEMENT") is made and entered into as of March 19, 1999 (the "DATE OF GRANT") between HNC Software Inc., a Delaware corporation (the "COMPANY"), and Ward Carey, an employee of the Company ("OPTIONEE"). Capitalized terms used herein and not otherwise defined shall have the meanings given them in Exhibit A hereto.

OPTIONEE:
                                   ---------------------------------------------
SOCIAL SECURITY NUMBER:
                                   ---------------------------------------------
OPTIONEE'S ADDRESS:
                                   ---------------------------------------------

                                   ---------------------------------------------
TOTAL OPTION SHARES:
                                   ---------------------------------------------
EXERCISE PRICE PER SHARE:
                                   ---------------------------------------------
DATE OF GRANT:
                                   ---------------------------------------------
EXPIRATION DATE:
                                   ---------------------------------------------


         1. GRANT OF OPTION. The Company hereby grants to Optionee a nonqualified stock option (this "OPTION") to purchase up to 250,000 shares of the Company's Common Stock, par value $0.001 (the "COMMON STOCK"), as presently constituted, (collectively, the "SHARES") at the Exercise Price Per Share set forth above (the "EXERCISE PRICE"), subject to all of the terms and conditions of this Agreement.

         2. VESTING; EXERCISE PERIOD. Initially, this Option will not be exercisable with respect to any of the Shares. Thereafter, this Option shall become exercisable with respect to certain designated portions of the Shares as provided in this Section 2, and in Exhibit B to this Agreement.

                  2.1 Vesting of Right to Exercise Option. If Optionee has continuously provided services as an employee or officer (each, a "SERVICE PROVIDER") to the Company or to any Subsidiary, Parent or Affiliate of the Company from the Date of Grant through March 18, 2004 (the "FINAL VESTING DATE") and has not been Terminated on or before the Final Vesting Date, then on the Final Vesting Date, this Option shall become exercisable with respect to one hundred percent (100%) of the Shares. Notwithstanding the foregoing, this Option shall become exercisable as to portions of the Shares prior to the Final Vesting Date as follows:

                           (a)   If Optionee has continuously provided services
as a Service Provider to the Company or to any Subsidiary, Parent or Affiliate of the Company from the Date of Grant through March 19, 2000 (the "FIRST ANNIVERSARY") and has not been Terminated on or before the First Anniversary, then on the First Anniversary, this Option shall become exercisable with respect to the applicable portion of the Shares specified in Section 1 of Part B of Exhibit B to this Agreement.

                           (b)   Following the First Anniversary, so long as
Optionee continuously provides services as a Service Provider to the Company or to any Subsidiary, Parent or Affiliate of the Company and is not Terminated, on the second (2nd) anniversary of the Date of Grant and on each successive anniversary of the Date of Grant, this Option shall become exercisable with respect to the applicable portion of the Shares specified in
Section 2 of Part B of Exhibit B to this Agreement.

Notwithstanding anything herein to the contrary, (i) except as otherwise provided in the first sentence of this Section 2.1, this Option shall in no event become exercisable with respect to more than thirty percent (30%) of the Shares in any twelve-month period and (ii) this Option shall in no event ever become exercisable with respect to more than one hundred percent (100%) of the Shares.

                  2.2 Expiration. This Option shall expire on the Expiration Date set forth above and must be exercised, if at all, on or before the earlier of the Expiration Date or the date on which this Option is earlier terminated in accordance with the provisions of Section 3.

         3.       TERMINATION.

                  3.1 Termination for Any Reason Except Death or Disability. If Optionee is Terminated for any reason other than Optionee's death or Disability, then this Option, to the extent (and only to the extent) that it would have been exercisable by Optionee on the date of Termination, may be exercised by Optionee no later than three (3) months after the date of Termination, but in any event no later than the Expiration Date.

                  3.2 Termination Because of Death or Disability. If Optionee is Terminated because of the death or Disability of Optionee, then this Option, to the extent that it is exercisable by Optionee on the date of Termination, may be exercised by Optionee (or Optionee's legal representative) no later than twelve (12) months after the date of Termination, but in any event no later than the Expiration Date.

                  3.3 No Obligation to Employ. Nothing in this Agreement shall confer on Optionee any right to continue in the employ of, to continue to be a Service Provider or to have or continue any other relationship with, the Company or any Parent, Subsidiary or Affiliate of the Company, or limit in any way the right of the Company or any Parent, Subsidiary or Affiliate of the Company to terminate Optionee's employment or other relationship (as a Service Provider or otherwise) at any time, with or without cause.

         4.       MANNER OF EXERCISE.

                  4.1 Stock Option Exercise Agreement. To exercise this Option, Optionee (or in the case of exercise after Optionee's death, Optionee's executor, administrator, heir or legatee, as the case may be) must deliver to the Company an executed stock option exercise agreement in the form attached hereto as Exhibit C, or in such other form as may be approved by the Company from time to time (the "EXERCISE AGREEMENT"), which shall set forth, among other things, Optionee's election to exercise this Option, the number of Shares being purchased upon such exercise, any restrictions imposed on the Shares and any representations, warranties and agreements regarding Optionee's investment intent and access to information as may be required by the Company to comply with applicable securities laws. If someone other than Optionee exercises this Option, then such person must submit documentation reasonably acceptable to the Company that such person has the right to exercise this Option.

                  4.2 Limitations on Exercise. This Option may not be exercised unless such exercise is in compliance with all applicable federal and state securities laws, as they are in effect on the date of exercise. This Option may not be exercised as to fewer than 100 Shares unless it is exercised as to all Shares as to which this Option is then exercisable.


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

                  4.3 Payment. The Exercise Agreement shall be accompanied by full payment of the Exercise Price for the Shares being purchased in cash (by check), or where permitted by law:

                           (a) by cancellation of indebtedness of the Company to Optionee;

                           (b) by surrender of shares of the Company's Common Stock that either: (1) have been owned by Optionee for more than six (6) months and have been paid for within the meaning of SEC Rule 144 (and, if such shares were purchased from the Company by use of a promissory note, such note has been fully paid with respect to such shares); or (2) were obtained by Optionee in the open public market; and (3) are clear of all liens, claims, encumbrances or security interests;

                           (c) by waiver of compensation due or accrued to Optionee for services rendered;

                           (d) provided that a public market for the Company's stock exists: (1) through a "same day sale" commitment from Optionee and a broker-dealer that is a member of the National Association of Securities Dealers (an "NASD DEALER") whereby Optionee irrevocably elects to exercise this Option and to sell a portion of the Shares so purchased to pay for the exercise price and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or (2) through a "margin" commitment from Optionee and a NASD Dealer whereby -- Optionee irrevocably elects to exercise this Option and to pledge the Shares so purchased to the NASD Dealer in a margin account as security for a loan from the NASD Dealer in the amount of the exercise price, and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the exercise price directly to the Company; or

                           (e)   by any combination of the foregoing.

                  4.4 Tax Withholding. Prior to the issuance of the Shares upon each exercise of this Option, Optionee must pay or provide for any applicable federal, state or local withholding obligations of the Company arising from such exercise. If the Committee permits, Optionee may provide for payment of withholding taxes upon exercise of this Option by requesting in writing in a form acceptable to the Committee that the Company retain Shares with a Fair Market Value equal to the minimum amount of taxes required to be withheld. In such case, the Company shall issue the net number of Shares to Optionee by deducting the Shares retained from the Shares issuable upon exercise.

                  4.5 Issuance of Shares. Provided that the Exercise Agreement and payment are in form and substance satisfactory to counsel for the Company, the Company shall issue the Shares registered in the name of Optionee, Optionee's authorized assignee, or Optionee's legal representative, and shall deliver certificates representing the Shares with the appropriate legends affixed thereto.

         5. COMPLIANCE WITH LAWS AND REGULATIONS. The exercise of this Option and the issuance and transfer of Shares shall be subject to compliance by the Company and Optionee with all applicable requirements of federal and state securities laws and with all applicable requirements of any stock exchange or automated quotation system on which the Company's Common Stock may be listed at the time of such issuance or transfer. Optionee understands that the Company is under no obligation to register or qualify the Shares with the Securities and Exchange Commission, any state securities commission or any stock exchange to effect such compliance.

         6. NONTRANSFERABILITY OF OPTION. This Option may not be transferred in any manner, nor may it be made subject to execution, attachment or similar process, other than by will or by the laws of descent and distribution, and this Option may be exercised during the lifetime of Optionee only by Optionee. The terms of this Option shall be binding upon the executors, administrators, successors and assigns of Optionee.

         7. TAX CONSEQUENCES. Set forth below is a brief summary as of the Date of Grant of some of the federal and California tax consequences of exercise of this Option and disposition of the Shares. THIS SUMMARY IS NECESSARILY INCOMPLETE, AND THE TAX LAWS AND REGULATIONS ARE SUBJECT TO CHANGE. OPTIONEE SHOULD CONSULT A TAX ADVISOR BEFORE EXERCISING THIS OPTION OR DISPOSING OF ANY OF THE SHARES.

                  7.1 Exercise of Nonqualified Stock Option. There may be a regular federal and California income tax liability upon the exercise of this Option. Upon exercise of this Option, Optionee will be treated as having received compensation income (taxable at ordinary income tax rates) equal to the excess, if any, of the fair market value of the Shares purchased on the date of exercise over the Exercise Price of such Shares. Upon Optionee's exercise of this Option, the Company will be required to withhold from Optionee's compensation or collect from Optionee and pay to the applicable taxing authorities an amount equal to a percentage of this compensation income at the time of exercise and Optionee hereby consents to such withholding.

                  7.2 Disposition of Shares. If the Shares are held for more than twelve (12) months after the date of the sale of such Shares pursuant to the exercise of this Option, then any gain realized on disposition of such Shares will be treated as capital gain. As of the Date of Grant, the maximum federal capital gain tax rate is twenty percent (20%) for Shares held more than twelve (12) months.

         8. PRIVILEGES OF STOCK OWNERSHIP. Optionee shall not have any of the rights of a shareholder with respect to any Shares unless and until Optionee exercises this Option with respect to such Shares and pays the Exercise Price for such Shares.

         9. SECURITIES LAW MATTERS. Notwithstanding any other provision in this Agreement, the Company will have no obligation to issue or deliver certificates for Shares under this Option prior to: (a) obtaining any approvals from governmental agencies that the Company determines are necessary or advisable; and/or (b) completion of any registration or other qualification of such Shares under any state or federal law or ruling of any governmental body that the Company determines to be necessary or advisable. The Company is under no obligation to register the Shares with the SEC or to effect compliance with the registration, qualification or listing requirements of any state securities laws, stock exchange or automated quotation system, and the Company will have no liability for any inability or failure to do so.

         10.      CORPORATE TRANSACTIONS.

                  10.1 Assumption or Replacement of the Option by Successor. In the event of (a) a dissolution or liquidation of the Company, (b) a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and this Option is assumed, converted or replaced by the successor corporation, which assumption will be binding on Optionee), (c) a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company,
(d) the sale of all or substantially all of the assets of the Company, or (e) any other transaction which qualifies as a "corporate transaction" under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company), this Option may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on Optionee. In the alternative, the successor corporation may substitute an equivalent Option or provide substantially similar consideration to Optionee as was provided to stockholders (after taking into account the existing provisions of this Option). In the event such successor corporation (if any) refuses to assume or substitute this Option, as provided above, pursuant to a transaction described in this Subsection 10.1, this Option will expire on such transaction at such time and on such conditions as the Board will determine.

                  10.2 Other Treatment of the Option. Subject to any greater rights granted to Optionee under the foregoing provisions of this Section 10, in the event of the occurrence of any transaction described in Subsection 10.1, this Option will be treated as provided in the applicable agreement or plan of merger, consolidation, dissolution, liquidation, sale of assets or other "corporate transaction."

         11. ADJUSTMENT OF SHARES. In the event that the number of outstanding shares of the Company's Common Stock is changed by a stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration (each a "CAPITAL ADJUSTMENT"), then the number of Shares issuable upon exercise of this Option and the Exercise Price will each be proportionately adjusted, subject to compliance with Delaware law and applicable securities laws; provided however, that fractions of a share will not be issued but will be rounded up to the nearest whole share.

         12. INTERPRETATION. The Committee shall have full power and authority to construe and interpret this Agreement and the terms of this Option. Any dispute regarding the interpretation of this Agreement shall be submitted by Optionee or the Company to the Committee for review. The resolution of such a dispute by the Committee shall be final and binding on the Company and Optionee.

         13. ADMINISTRATION BY THE COMMITTEE. The Committee shall have full power and authority to grant waivers of any conditions under this Agreement, correct any defect, supply any omission or reconcile any inconsistency in this Agreement and make all other determinations necessary or advisable for the administration of this Agreement.

         14. ENTIRE AGREEMENT. This Agreement and all Exhibits hereto and the Exercise Agreement constitute the entire agreement and understanding of the parties hereto with respect to the subject matter hereof and supersede all prior understandings and agreements with respect to such subject matter.

         15. NOTICES. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Corporate Secretary of the Company at its principal corporate offices. Any notice required to be given or delivered to Optionee shall be in writing and addressed to Optionee at the address indicated above or to such other address as such party may designate in writing from time to time to the Company. All notices shall be deemed to have been given or delivered upon: personal delivery; three (3) days after deposit in the United States mail by certified or registered mail (return receipt requested); one (1) business day after deposit with any return receipt express courier (prepaid); or one (1) business day after transmission by telecopier.


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

         16. SUCCESSORS AND ASSIGNS. The Company may assign any of its rights under this Agreement. This Agreement shall be binding upon and inure to the benefit of the successors and assigns of the Company. Subject to the restrictions on transfer set forth herein, this Agreement shall be binding upon Optionee and Optionee's heirs, executors, administrators, legal representatives, successors and assigns.

         17. GOVERNING LAW. This Agreement shall be governed by and construed in accordance with the internal laws of the State of California, without regard to that body of law pertaining to choice of law or conflict of law.

         18. ACCEPTANCE. Optionee has read and understands the terms and provisions of this Agreement, and accepts this Option subject to all the terms and conditions of this Agreement. Optionee acknowledges that there may be adverse tax consequences upon exercise of this Option or disposition of the Shares and that the Company has advised Optionee to consult a tax advisor prior to such exercise or disposition.

         IN WITNESS WHEREOF, the Company has caused this Agreement to be executed in duplicate by its duly authorized representative and Optionee has executed this Agreement in duplicate as of the Date of Grant.

HNC SOFTWARE INC.                                OPTIONEE


By:
   ----------------------------------            -------------------------------
     Raymond V. Thomas                           Ward Carey
     Chief Financial Officer






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

                                    EXHIBIT A
                                       TO
               NON-QUALIFIED STOCK OPTION AGREEMENT FOR WARD CAREY

                               CERTAIN DEFINITIONS

         "AFFILIATE" means any corporation that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, another corporation, where "control" (including the terms "controlled by" and "under common control with") means the possession, direct or indirect, of the power to cause the direction of the management and policies of the corporation, whether through the ownership of voting securities, by contract or otherwise.

         "BOARD" means the Board of Directors of the Company.

         "CODE" means the Internal Revenue Code of 1986, as amended.

         "COMMITTEE" means the committee appointed by the Board to administer the Company's equity incentive and stock option plans and arrangements, or if no such committee is appointed, the Board.

         "DISABILITY" means a disability, whether temporary or permanent, partial or total, within the meaning of Section 22(e)(3) of the Code, as determined by the Committee.

         "EXERCISE PRICE" means the price at which a holder of this Option may purchase the Shares issuable upon exercise of this Option.

         "FAIR MARKET VALUE" means, as of any date, the value of a share of the Company's Common Stock determined as follows:

                  (a) if such Common Stock is then quoted on the Nasdaq National Market, its closing price on the Nasdaq National Market on the date of determination (if such day is a trading day) as reported in The Wall Street Journal, and, if such date of determination is not a trading day, then on the last trading day prior to the date of determination;

                  (b) if such Common Stock is publicly traded and is then listed on a national securities exchange, its closing price on the last trading day prior to the date of determination on the principal national securities exchange on which the Common Stock is listed or admitted to trading as reported in The Wall Street Journal;

                  (c) if such Common Stock is publicly traded but is not quoted on the Nasdaq National Market nor listed or admitted to trading on a national securities exchange, the average of the closing bid and asked prices on the last trading day prior to the date of determination as reported in The Wall Street Journal; or

                  (d) if none of the foregoing is applicable, by the Committee in good faith.

         "PARENT" means any corporation (other than the Company) in an unbroken chain of corporations ending with the Company, if at the time in question, each of such corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "SEC" means the Securities and Exchange Commission.

         "SUBSIDIARY" means any corporation (other than the Company) in an unbroken chain of corporations beginning with the Company if, at the time in question, each of the corporations other than


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

the last corporation in the unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

         "TERMINATION" or "TERMINATED" means, for purposes of this Agreement, that Optionee has for any reason ceased to provide services as an employee or officer to the Company or a Parent, Subsidiary or Affiliate of the Company, except in the case of sick leave, military leave, or any other leave of absence approved by the Committee, provided that such leave is for a period of not more than ninety (90) days, or reinstatement upon the expiration of such leave is guaranteed by contract or statute. The Committee will have sole discretion to determine whether Optionee has ceased to provide services as provided in this definition and the effective date on which Optionee ceased to provide services (the "TERMINATION DATE").


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

                                    EXHIBIT B
                                       TO
               NON-QUALIFIED STOCK OPTION AGREEMENT FOR WARD CAREY

                                VESTING SCHEDULE

PART A. DEFINITIONS. As used in this Exhibit B, the following capitalized terms shall have the meanings set forth below:

         "YEAR" shall mean a calendar year.

         "20-DAY AVERAGE" for any specified year shall mean the average of the closing prices per share of the Company's Common Stock as quoted on the Nasdaq National Market (or any other stock exchange or quotation system if HNC Common Stock is then quoted on such other exchange or quotation system), and as reported in The Wall Street Journal, for the twenty (20) successive trading days immediately preceding (but not including) March 1 of such year. In the event of a Capital Adjustment, the 20-Day Average will be proportionately and equitably adjusted.

         "PRICE GROWTH RATE" for a specified year shall mean the percentage obtained by dividing (i) the amount equal to the 20-Day Average for such specified year minus the 20-Day Average for the year immediately preceding such specified year by (ii) the 20-Day Average for the year immediately preceding such specified year.

         "OPERATIONAL EPS" for a specified year shall mean the Company's diluted operational earnings per share for such specified year, as calculated in accordance with the Company's internal accounting practices.

         "EPS GROWTH RATE" for a specified year shall mean a percentage obtained by dividing (i) the amount equal to the Operational EPS for such specified year minus the Operational EPS for the year immediately preceding such specified year, by (ii) the Operational EPS for the year immediately preceding such specified year. In the event of a Capital Adjustment, the Operational EPS used in calculating the EPS Growth Rate will be proportionately and equitably adjusted. For example, the EPS Growth Rate for 1999 would be equal to (i) the Operational EPS for 1999 minus the Operational EPS for 1998, divided by (ii) the Operational EPS for 1998.

         "REVENUE GROWTH RATE" for a specified year shall mean a percentage obtained by dividing (i) the Company's total revenues for such specified year, as publicly reported by the Company minus the Company's total revenues for the year immediately preceding such specified year, as publicly reported by the Company, by (ii) the Company's total revenues for the year immediately preceding such specified year, as publicly reported by the Company. For example, the Revenue Growth Rate for 1999 would be equal to (i) the Company's total revenues for 1999 minus the Company's total revenues for 1998 divided by (ii) the Company's total revenues for 1998.

         "AVERAGE GROWTH RATE" for a specified year shall mean a percentage equal to the arithmetic average of the EPS Growth Rate for such specified year and the Revenue Growth Rate for such specified year.

         "INDEX GROWTH RATE" for a specified year shall mean a percentage obtained by dividing (i) the value of the Russell 2000 Index on December 31 of such specified year minus the value of the Russell 2000 Index on December 31 of the year immediately preceding such specified year, by (ii) the value of the Russell 2000 Index on December 31 of the year immediately preceding such specified year. The


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

values of the Russell 2000 Index shall be those reported in The Wall Street Journal for the specified date. For example, the Index Growth Rate for the year 2000 would be equal to the difference between the values of the Russell 2000 Index on December 31, 2000 and December 31, 1999 divided by the value of the Russell 2000 Index on December 31, 1999.

         "PRIOR THREE-YEAR INDEX GROWTH RATE" for a specified year shall mean the arithmetic average of the Index Growth Rates for each of the three consecutive years immediately prior to (and not inclusive of) such specified year. For example, the Three-Year Index Growth Rate for 2000 would be the average of the Index Growth Rates for years 1997, 1998 and 1999.

         "ADJUSTMENT RATE" for a specified year shall mean a percentage equal to the greater of (i) the Index Growth Rate for the year immediately preceding such specified year divided by the Prior Three-Year Index Growth Rate for the year immediately preceding such specified year and (ii) 50%.

         "TARGET FIRST YEAR PRICE" shall mean $35.00, provided that if the Index Growth Rate for 1999 is less than 80% of the Prior Three-Year Index Growth Rate for 1999, then the Target First Year Price shall be equal to (i) $21.24 plus
(ii) the amount obtained by multiplying $13.76 by the Adjustment Rate for 1999. In the event of a Capital Adjustment, the Target First Year Price will be proportionately and equitably adjusted.

         "MINIMUM FIRST YEAR PRICE" shall mean $26.00, provided that if the Index Growth Rate for 1999 is less than 80% of the Prior Three-Year Index Growth Rate for 1999, then the Minimum First Year Price shall be equal to (i) $21.24 plus (ii) the amount obtained by multiplying $4.76 by the Adjustment Rate for 1999. In the event of a Capital Adjustment, the Minimum First Year Price will be proportionately and equitably adjusted.

         "TARGET PRICE GROWTH RATE" for a specified year shall mean the Average Growth Rate for the year immediately preceding such specified year, provided that if the Index Growth Rate for the year immediately preceding such specified year is less than 80% of the Prior Three-Year Index Growth Rate for such immediately preceding year, then the Target Price Growth Rate shall be equal to the Average Growth Rate for the year immediately preceding such specified year multiplied by the Adjustment Rate for such specified year.

PART B.  VESTING SCHEDULE

         1. Vesting Upon First Anniversary (Section 2.1(a)): Subject to the terms and conditions of Section 2 of the Agreement:

                  (i) If the 20-Day Average for 2000 is greater than or equal to the Target First Year Price, then upon the First Anniversary, this Option shall become exercisable with respect to 30% of the Shares;

                  (ii) If the 20-Day Average for 2000 is greater than or equal to the Minimum First Year Price but is less than the Target First Year Price, then upon the First Anniversary, this Option shall become exercisable with respect to a percentage of the Shares equal to 30% multiplied by the quotient obtained by dividing (A) the 20-Day Average for 2000 minus the Minimum First Year Price, by (B) the Target First Year Price minus the Minimum First Year Price; and

                  (iii) If the 20-Day Average for 2000 is less than the Minimum First Year Price, then upon the First Anniversary, this Option shall not become exercisable with respect to any of the Shares.


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

         2. Vesting Upon Subsequent Anniversaries (Section 2.1(b)): Subject to the terms and conditions of Section 2 of the Agreement, upon each successive anniversary of the Date of Grant following the First Anniversary (each a "SUBSEQUENT ANNIVERSARY"):

                  (i) If the Price Growth Rate for the year in which such Subsequent Anniversary occurs is greater than or equal to the Target Price Growth Rate for such year, then upon such Subsequent Anniversary, this Option shall become exercisable with respect to 30% of the Shares;

                  (ii) If the Price Growth Rate for the year in which such Subsequent Anniversary occurs is greater than or equal to 80% of the Target Price Growth Rate for such year, but is less than 100% of the Target Price Growth Rate for such year, then upon such Subsequent Anniversary, this Option shall become exercisable with respect to a percentage of the Shares equal to 30% multiplied by the quotient obtained by dividing (A) the Price Growth Rate for such year, expressed as a percentage of the Target Price Growth Rate for such year, minus 80%, by (B) 20%; and

                  (iii) If the Price Growth Rate for the year in which such Subsequent Anniversary occurs is less than 80% of the Target Price Growth Rate for such year, then upon such Subsequent Anniversary, this Option shall not become exercisable with respect to any of the Shares.


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

PART C.  EXAMPLE OF VESTING SCHEDULES

NOTE: The following assumptions do not reflect historical information or projections by the Company, but are used solely for convenience in demonstrating the operation of the vesting schedules.

         1.       Assumptions

                  Date of Grant:                                    March 19, 1999
                  --------------                                    --------------
                  20-Day Average for 2002:                          $48.00
                  20-Day Average for 2001:                          $39.20
                  20-Day Average for 2000:                          $32.00
                  20-Day Average for 1999:                          $25.00

                  Index Growth Rate for 1999:                       20%
                  Prior Three-Year Index Growth Rate for 1999:      22%
                  (average of 1996, 1997 and 1998)

                  Index Growth Rate for 2000:                       23%
                  Prior Three-Year Index Growth Rate for 2000:      21%
                  (average of 1997, 1998 and 1999)

                  Index Growth Rate for 2001:                       15%
                  Prior Three-Year Index Growth Rate for 2001:      21%
                  (average of 1998, 1999 and 2000)



                           Year ended       Total Revenues       Operational EPS
                           ----------       --------------       ---------------
                                            (in thousands)
                  December 31, 2001             $ 325,000           $ 1.75
                  December 31, 2000             $ 250,000           $ 1.25
                  December 31, 1999             $ 200,000           $ 1.00
                  December 31, 1998             $ 150,000           $ 0.75

         2.       APPLICATION OF FORMULAS

                  Vesting on March 19, 2000 (Section 2.1(a)). Based upon the foregoing assumptions, the Target First Year Price would be $35.00 (with no adjustment since the Index Growth Rate for 1999 is at least 80% of the Three-Year Index Growth Rate for
                  1999) and the Minimum First Year Price would be $26.00. Because the 20-Day Average for 2000 ($32.00), is greater than $26.00 and less than $35.00, the Option would become exercisable on March 19, 2000 with respect to 20% of the Shares (or 50,000 of the Shares) according to the following formula:

                  PERCENT EXERCISABLE = 30% X [($32.00 - $26.00) / ($35.00 -
                  $26.00)] = 20.0%

                           Vesting on March 19, 2001 (Section 2.1(b)). Based
                  upon the foregoing assumptions, the Price Growth Rate for 2001 would be 22.5% [ = (39.20 - 32.00) / 32.00 ], the Revenue
                  Growth Rate for 2000 would be 25% [ = (250,000 - 200,000) /
                  200,000 ] and the EPS

                  Growth Rate for 2000 would be 25% [ = (1.25 - 1.00) / 1.00 ].
                  The Average Growth Rate for 2000 would be 25% [ = (25% + 25%) / 2 ] and the Target Price Growth Rate for 2001 would also be 25% (with no adjustment since the Index Growth Rate for 2000 is at least 80% of the Three-Year Index Growth Rate for 2000). Because the Price Growth Rate for 2001 (22.5%) is greater than 80% of the Target Price Growth Rate for 2001 (80% of 25% = 20%) but less than 100% of the Target Price Growth Rate for 2001 (25%), the Option would become exercisable on March 19, 2001 with respect to 15.0% of the Shares (or 37,500 of the Shares) as follows:

                  PERCENT EXERCISABLE = 30% X [((22.5% / 25%) - 80%) / 20%] =
                  15.0%

                  Vesting on March 19, 2002 (Section 2.1(b)). Based upon the foregoing assumptions, the Price Growth Rate for 2002 would be 22.4% [ = (48.00- 39.20) / 39.20 ], the Revenue Growth Rate
                  for 2001 would be 30% [ = (325,000 - 250,000) / 250,000 ] and the EPS Growth Rate for 2001 would be 40% [ = (1.75 - 1.25) /
                  1.25 ]. The Average Growth Rate for 2001 would be 35% [ = (30% + 40%) / 2 ]. The Adjustment Rate for 2002 would be 71.4%, which is the greater of (i) (15% / 21%) and (ii) 50%. Because the Index Growth Rate for 2001 (15%) is less than 80% of the Three-Year Index Growth Rate for 2001 (21%), the Target Price Growth Rate for 2002 would be adjusted to 25%, which is equal to the Average Growth Rate for 2001 (35%) times the Adjustment Rate (71.4%). Because the Price Growth Rate for 2002 (22.4%) is greater than 80% of the Target Price Growth Rate for 2002 (80% of 25% = 20%) but less than 100% of the Target Price Growth Rate for 2002 (25%), the Option would become exercisable on March 19, 2002 with respect to 14.4% of the Shares (or 36,000 of the Shares) as follows:

                  PERCENT EXERCISABLE = 30% X [((22.4% / 25%) - 80%) / 20%] =
                  14.4%

                                    EXHIBIT C

                                HNC SOFTWARE INC.

                         STOCK OPTION EXERCISE AGREEMENT

I hereby elect to purchase the number of shares of Common Stock of HNC SOFTWARE INC. (the "Company") as set forth below:

Optionee __________________________________   Number of Shares Purchased:__________
Social Security Number:____________________   Purchase Price per Share:____________
Address:___________________________________   Aggregate Purchase Price:____________
        ___________________________________   Date of Option Agreement:____________
Daytime Phone:_____________________________   Exact Name of Title to Shares:_______
Facsimile Number:__________________________   _____________________________________
Type of Option:  Nonqualified Stock Option    _____________________________________

1. DELIVERY OF PURCHASE PRICE. Optionee hereby delivers to the Company the Aggregate Purchase Price, to the extent permitted in the Stock Option Agreement (the "Option Agreement") as follows (check as applicable and complete):

[ ] in cash (by check) in the amount of $______________, receipt of which is acknowledged by the Company;

[ ] by cancellation of indebtedness of the Company to Optionee in the amount of $_______________________;

[ ] by delivery of ___________ fully-paid, nonassessable and vested shares of the common stock of the Company owned by Optionee for at least six
         (6) months prior to the date hereof (and which have been paid for within the meaning of SEC Rule 144), or obtained by Optionee in the open public market, and owned free and clear of all liens, claims, encumbrances or security interests, valued at the current Fair Market Value of $_________ per share;

[ ] by the waiver hereby of compensation due or accrued to Optionee for services rendered in the amount of $______________________ (except that the par value of the Shares is tendered in cash (by check) receipt of which is acknowledged by the Company);

[ ] through a "same-day-sale" or "cashless exercise" commitment, delivered herewith, from Optionee and the NASD Dealer ("Broker") named therein, in the amount of $___________________ (please register the exercised shares in the name of the broker listed in item 2 below); or

[ ] through a "margin" commitment, delivered herewith from Optionee and the Broker named therein, in the amount of $_____________________.

2. DELIVERY OF SHARES. Please complete the information requested below if either of the following is applicable (if you are purchasing and "holding" the shares and you do not complete the information requested below, the shares will be delivered to you via a share certificate mailed to your home address):

         o You are purchasing your shares and wish to have the shares sent electronically to your brokerage account. In such case, the shares will be registered in the name of the Broker designated below.

         o You elect to purchase the shares through a "same-day-sale" or "cashless exercise" or "margin" commitment (the Broker will remit the exercise price and applicable withholding taxes, if any, directly to the Company).


         Name of Broker:__________________________  Broker Phone:_______________


         Broker Account Number:___________________  Broker Fax:_________________



3. MARKET STANDOFF AGREEMENT. Participant agrees in connection with any registration of the Company's securities that, upon the request of the Company or the underwriters managing any public offering of the Company's securities, Participant will not sell or otherwise dispose of any shares without the prior written consent of the Company or such underwriters, as the case may be, for a period of time (not to exceed 180 days) from the effective date of such registration as the Company or the underwriters may specify for employee shareholders generally.

4. TAX CONSEQUENCES. OPTIONEE UNDERSTANDS THAT OPTIONEE MAY SUFFER ADVERSE TAX CONSEQUENCES AS A RESULT OF OPTIONEE'S PURCHASE OR DISPOSITION OF THE SHARES. OPTIONEE REPRESENTS THAT OPTIONEE HAS CONSULTED WITH ANY TAX CONSULTANT(S) OPTIONEE DEEMS ADVISABLE IN CONNECTION WITH THE PURCHASE OR DISPOSITION OF THE SHARES AND THAT OPTIONEE IS NOT RELYING ON THE COMPANY FOR ANY TAX ADVICE.

5. ENTIRE AGREEMENT. The Option Agreement is incorporated herein by reference. This Exercise Agreement and the Option Agreement (together with all Exhibits thereto) constitute the entire agreement and understanding of the parties and supersede in their entirety all prior understandings and agreements of the Company and Optionee with respect to the subject matter hereof, and are governed by California law except for that body of law pertaining to choice of law or conflict of law.


Date:_______________________             ---------------------------------------
                                         Signature of Optionee

This is to verify our receipt and acceptance of the attached Exercise Agreement and our agreement to promptly issue and deliver the shares referred to above, subject to our receipt of the Aggregate Purchase Price, and taxes due, if any. The shares, when so issued will be fully paid and nonassessable.

HNC Software Inc.


Date:_______________________             ---------------------------------------
                                         Signature of Optionee


                      [SIGNATURE PAGE TO HNC SOFTWARE INC.
                        STOCK OPTION EXERCISE AGREEMENT]




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